UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 27, 2005
(Date of earliest event reported)

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007
(Address of principal executive offices)

(847) 700-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

        UAL Corporation (the "Company") is proposing to enter into a twelfth amendment (the "Amendment") to its Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as amended, modified or supplemented, and as in effect on the date hereof, the "Credit Agreement"), among United Air Lines, Inc. (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, the Company, and all of the direct and indirect subsidiaries of the Borrower and the Company signatory thereto (the "Subsidiaries" and together with the Company, each a "Guarantor" and collectively the "Guarantors," and each a debtor and a debtor-in-possession in the case pending under Chapter 11 of the Bankruptcy Code), JPMorgan Chase Bank, N.A., Citicorp USA, Inc., and each of the other financial institutions from time to time party thereto, as well as some amendments to certain collateral documents. The Amendment will require the approval of the requisite lenders under the Credit Agreement. Certain aspects of the Amendment will also require the approval of the Bankruptcy Court.

        The Company has proposed that the Amendment provide for the following waivers and modifications under the Credit Agreement and certain related collateral documents:

  waivers of any events of default related to certain technical matters, including those arising as a result of the Borrower and/or the Guarantors agreeing to acquire certain aircraft and issues related thereto;
  increase of the loan commitment by an additional $310 million with the Tranche A loan sized at $200 million and the Tranche B loan sized at $1.1 billion, thereby increasing the aggregate commitment to $1.3 billion;
  extension of the maturity date of the Credit Agreement to December 30, 2005 and includes an option under which the Borrower could extend the term of the Credit Agreement until March 31, 2006 so long as certain conditions are satisfied;
  maintenance of the minimum cash covenant of the Borrower to hold cash and cash equivalents (other than escrow accounts) to at least $750 million;
  providing for a new capital expenditure basket for certain aircraft purchases, including a cash sublimit and requiring financing for the balance of the aggregate purchase price of such aircraft; and
  certain other technical matters related to foreign slots, routes and the engines and spare engines that serve as collateral for the loans made pursuant to the Credit Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2005

UAL CORPORATION

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President and
        Chief Financial Officer